Moody National REIT I, Inc.

EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MOODY NATIONAL COMPANIES, LP, a Texas limited partnership (“Assignor”), hereby assigns to Moody National Wood-Hou Holding, LLC, a Delaware limited liability company (“Assignee”), all of Assignor's rights and obligations under and in regard to that certain Purchase Agreement dated and effective March 22, 2012, as amended to the date hereof (as amended, the “Purchase Agreement”), by and amongWoodlands Terrapin Investors I, LLC, Woodlands Terrapin Investors II, LLC, Woodlands Terrapin Investors III, LLC, 537 Houston, LLC, Marc Hotel Houston, LLC, Miriam Hotel Houston, LLC and Terrapin Operator Woodlands, LLC, as sellers,and Assignor for the purchase and sale of Homewood Suites Woodlands located 28913 Interstate 45, Spring, Texas (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this April 12, 2012.

ASSIGNOR:

MOODY NATIONAL COMPANIES, LP, a Texas limited partnership
By:	/s/ Brett Moody
Name:	Brett Moody
Title:	Managing Member

ASSIGNEE:

MOODY NATIONAL WOOD-HOU HOLDING, LLC an Delaware limited liability company
By:	/s/ Brett Moody
Name:	Brett Moody
Title:	President